Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS DOCUMENT AND THE SHARES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM AS CONFIRMED BY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID SECURITIES ACT, PROVIDED THAT NO SUCH OPINION WILL BE REQUIRED IN CONNECTION WITH A SALE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT IF THE HOLDER PROVIDES TO THE MAKER A CUSTOMARY REPRESENTATION LETTER.

FIRST AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

$1,500,000	October 31, 2019

FOR VALUE RECEIVED, the undersigned LOOP MEDIA, INC., ("Maker") hereby promises to pay to the order of _______________ ("Payee") located at _____________________ (or at such other place as Payee may designate from time to time in writing to Maker, in immediately available funds of official currency of the United States, the principal sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), or so much as may be outstanding hereunder from time to time, together with interest thereon from the date of this Convertible Promissory Note (this "Note"), as provided herein..

By acceptance of this Note, Payee agrees that it will promptly deliver and surrender this Note to Maker upon full payment thereof.

1.  Principal Balance.  This Note evidences a loan up to the maximum principal sum specified above, less the aggregate amount of all principal repayments made under this Note by Maker to Payee.

2.  Interest Rate.  Interest shall accrue on the unpaid principal balance hereof at the rate of Ten Percent (10%) per annum from and including the date hereof to but excluding the Maturity Date (as defined below).  Interest shall accrue on any principal balance that is not paid on the earlier of the Maturity Date and the date of an Event of Default (as defined below) at the rate of 18% per annum (the "Default Rate") from and including the Maturity Date or the date of such Event of Default to but excluding the date of payment.  In no event, however, shall interest be payable at a rate higher than the highest rate permitted by applicable law.  Interest on the principal balance outstanding will be calculated on the basis of the actual number of days elapsed over an assumed year consisting of 365 days, to the date of receipt by Payee at the place of payment designated herein of any interest and/or principal.  Interest shall be payable on the unpaid principal balance of this Note, as the same may exist from time to time, from the date of issuance until paid or converted in full, in accordance with the terms herein and shall be payable: (a) on the Maturity Date; and (b) on any earlier date of payment or conversion of principal, in whole or in part and, if in part, as to the portion paid or converted.

3.  Payment Terms.

(a)  Interest accrued from the date hereof through April 30, 2020 shall, at Maker's, option, be paid in full to Payee on May 1, 2020 or added to the principal balance of this Note as of such date.

(b)  Subject to Section 3(a) above, accrued unpaid interest is payable monthly beginning June 1, 2020 through December 1, 2020.  Any outstanding principal balance and accrued unpaid interest shall be paid to Payee in equal monthly installments beginning January 1, 2021 until all outstanding principal balance and accrued unpaid interest is paid to Payee in full no later than December 1, 2023 (the "Maturity Date").

(c)  Notwithstanding Section 3(b) above, within three (3) Business Days after Maker receives aggregate net proceeds of not less than $6,000,000 from the sale of securities after the date of this Note, the principal

Exhibit 4.2

amount of $750,000 plus all accrued unpaid interest shall be either: (i) paid to Payee; or (ii) converted into Common Stock, in Maker's sole discretion

(d)  Notwithstanding Section 3(b) above, within three (3) Business Days after Maker receives aggregate net proceeds of not less than $12,000,000 from the sale of securities after the date of this Note, the balance of all outstanding principal and accrued unpaid interest shall be either: (i) paid to Payee; or (ii) converted into Common Stock, in Maker's sole discretion.

4.  Conversion Rights.

(a)  Payee shall, without limitation of Payee's rights under the remaining provisions of this Section 4, have the right by notice to Maker ("Conversion Notice") to elect to convert the principal amount of this Note and accrued and unpaid interest thereon (the "Convertible Amount") in whole or in part into shares of Maker's Common Stock, par value of $0.0001 per share ("Common Stock") at the Conversion Price (as defined below) in lieu of having Maker repay this Note pursuant to Section 3 above.  The date notice of conversion of all or any portion of the Note is given by Payee to Maker is referred to as the "Conversion Date."  No fractional shares will be issued in connection with any conversion of the Convertible Amount, but instead will be rounded up to the nearest whole Share.

(b)  The Convertible Amount is convertible at any time at the option of Payee by notice to Maker into that number of shares of Common Stock equal to the Convertible Amount divided by Forty Cents ($0.40) (the "Conversion Price").  The shares of Common Stock into which this Note is convertible are referred to as the "Conversion Securities."  Payee may elect to convert this Note in part under any provision hereof permitting conversion and may elect multiple conversions.

(c)  Upon conversion of any portion of this Note and delivery of the Conversion Securities in accordance with the terms hereof, the portion of the principal balance of this Note so converted and all accrued interest due thereon as of the date of conversion will be deemed paid in full, and upon conversion of all outstanding principal and interest the Note will be deemed cancelled and of no force or effect.

(d)  Not later than five (5) Business Days after any Conversion Date, Maker or its designated transfer agent, as applicable, shall issue and deliver to Payee a certificate or certificates representing the number of Conversion Securities being acquired upon the conversion, which shall be free of restrictive legends unless the Conversion Securities have not been registered for resale and are not eligible for resale pursuant to Rule 144 without regard to volume limitations, manner-of-sale restrictions or current public information requirements.  Nothing herein shall limit Payee's right to pursue actual damages for Maker's failure to deliver certificates representing Conversion Securities upon conversion within the period specified herein and Payee shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

5.  Definition of Business Day.  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

6.  Prepayment.  Notwithstanding anything contained herein to the contrary, this Note is subject to prepayment in whole or in part at any time at the sole and absolute option of Maker, upon thirty (30) days prior written notice to Payee.  The conversion rights of Payee shall continue to be exercisable during such thirty (30) day period and thereafter until payment is made in full to Payee, and Maker shall duly honor all conversions as to which a Conversion Notice is given by Payee during such thirty (30) day period.

7.  Events of Default.  Any of the following shall constitute an "Event of Default" under this Note, and shall give rise to the remedies provided in Section 8 herein.

(a)  Maker fails to pay principal, interest, or any other amount due under this Note and such failure continues beyond ten (10) days from the due date of such payment.

Exhibit 4.2

(b)  Maker defaults in the compliance with any other term contained in this Note (which default is not described in subsection (a) above) and such default is not remedied or waived within ten (10) Business Days after receipt by Maker of notice from Payee of such default.

(c)  Maker shall be subject to a Bankruptcy Event.  For purposes hereof, "Bankruptcy Event" means any of the following events: (i) Maker commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Maker or any Significant Subsidiary thereof; (ii) there is commenced against Maker any such case or proceeding that is not dismissed within sixty (60) days after commencement; (iii) Maker is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (iv) Maker suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment; (v) Maker makes a general assignment for the benefit of creditors; (vi) Maker calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (vii) Maker, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

8.  Remedies on Event of Default.  If any Event of Default occurs, Payee shall, in addition to any and all other available rights and remedies, have the right, at Payee's option, to: (a) declare the entire unpaid outstanding principal balance of this Note, together with all interest accrued thereon, and all other sums due by Maker hereunder, to be immediately due and payable without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by Maker, provided that upon the occurrence of an Event of Default described in Section 7(d) above, the entire unpaid outstanding principal balance of this Note, together with all interest accrued thereon, and all other sums due by Maker hereunder, shall be immediately due and payable without any declaration or other act by Payee; and (b) pursue any and all available remedies for the collection of such principal and interest and all other sums due by Maker hereunder and to enforce its rights as described herein; and in such case Payee may also recover all costs of suit and other expenses in connection therewith, including reasonable attorney's fees for collection and the right to equitable relief to enforce Payee's rights as set forth herein without the requirement to post any bond or other financial surety.  The remedies provided in this Note may be exercised by Payee without notice to Maker (to the extent permitted by law and except as notice is herein expressly required), and will be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Payee for the recovery of damages or otherwise in the event of a breach of any of the undertakings of Maker hereunder.  No failure by Payee to exercise and no delay in exercising any right, power or privilege under this Note will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other, further or additional exercise thereof.

9.  Governing Law; Venue; Waiver of Jury Trial.  This Note shall be governed by and construed in accordance with the laws of the State of Delaware applied to contracts to be performed wholly within the State of Delaware, without regard to conflicts of laws principles.  Any judicial proceeding brought against Maker with respect to this Note or any related agreement may be brought in any court located in the State of Delaware, United States of America, and, by execution and delivery of this Note, Maker accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note.  Maker hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Maker at its address set forth below and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Payee to bring proceedings against Maker in the courts of any other jurisdiction.  Maker waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Any judicial proceeding by Maker against Payee involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Note or any related agreement, shall be brought only in a federal or state court located in the State of Delaware.

Exhibit 4.2

MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR NOTE EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.  Amendment.  Neither any provision of this Note nor any performance hereunder may be amended or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

11.  Binding Effect.  The rights and obligations of Maker under this Note will be binding upon its successors, assigns, heirs, administrators and transferees.

12.  Successors and Assigns. This Note may not be assigned, transferred or negotiated by Payee to any person at any time (a "Transfer") without first offering this Note to Maker by giving written notice of Payee's bona fide intention to Transfer this Note ("Transfer Notice") and specifying all of the material terms and conditions, including the price, pursuant to which Payee proposes to Transfer this Note.  Upon receipt of the Transfer Notice, Maker shall have twenty (20) days to offer to purchase all (but not less than all) of this Note by delivering a written notice to Payee stating that it offers and agrees to purchase this Note on the terms and conditions specified in the Transfer Notice.  Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of Payee. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

13.  Notices.  All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in case of Payee, to the address specified above and in the case of Maker, to the address or email specified below or to such other address as such party may from time to time specify in writing in compliance with this provision.  Notices if: (a) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; and (b) sent by e-mail during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next Business Day).

14.  Prior Note.  Maker and Payee each acknowledge that this Note amends and restates, and supersedes and replaces, in its entirety, that certain Convertible Promissory Note dated December 5, 2018, in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) executed by Maker in favor of Payee, as the same may have been amended from time to time (the "Prior Note"), but no novation of the indebtedness outstanding under the Prior Note shall be deemed to have occurred by virtue of the amendment and restatement of the Prior Note, and none is intended or implied. By its execution hereof, Maker hereby confirms and reaffirms its liability or continuing liability, as the case may be, with respect to such indebtedness under the Prior Note.  It is the intention of Maker and Payee that while this Note amends, restates, supersedes and replaces the Prior Note, in its entirety, it is not in payment or satisfaction of the Prior Note, but rather is the substitute of one evidence of debt for another without any intent to extinguish the old.  Should there be any conflict between any of the terms of the Prior Note and the terms of this Note, the terms of this Note shall control.

Exhibit 4.2

EXECUTED as of the date first set forth above.

__________________________

By:

____________________________

LOOP MEDIA, INC.

By:_________________________

Jon Niermann, CEO

3900 W Alameda Ave, 15th floor,

Burbank, CA 91505

E-mail: jon@loop.tv

Exhibit 4.2

NOTICE OF ELECTION TO CONVERT

FIRST AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

LOOP MEDIA, INC.

TO:  Loop Media, Inc.

Pursuant to the terms of the attached First Amended and Restated Convertible Promissory Note dated October 31, 2019 in the principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000) issued by Loop Media, Inc. (the "Company") for the benefit, and in the name, of the undersigned (the "Note"), this letter is to notify you that the undersigned hereby elects to convert such principal amount of the Note (the "Convertible Amount") into a number of shares of Common Stock ("Shares") at the current conversion price of Forty Cents ($0.40) per share, in lieu of having the Company repay the Note pursuant to Section 3 of the Note.

Convertible Amount: ___________________

Shares of Common Stock to be issued: __________________

The undersigned hereby: (1) irrevocably subscribes for and offers to purchase all of the Shares referenced above for the Convertible Amount; (2) surrenders the Note as payment in full for the Shares; (3) requests that a certificate for the Shares be issued in the name of the undersigned, or the undersigned's designee as specified below, and delivered to the undersigned, or the undersigned's designee, at the address specified below; and (4) requests that if this notice constitutes an election to convert less than all of the outstanding principal amount of the Note and accrued and unpaid interest thereon, that a replacement convertible promissory note in the principal amount of the remaining amount under the Note not being converted pursuant to this notice be issued in the name of the undersigned.

The undersigned hereby represents and warrants to the Company that it is an "Accredited Investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and is acquiring the Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.  The undersigned further represents that it does not have any contract, agreement, understanding or arrangement with any person to sell, transfer or grant the Shares issuable under the Note.  The undersigned understands that the Shares it will be receiving are "restricted securities" under Federal securities laws inasmuch as they are being acquired from the Company, in transactions not including any public offering and that under such laws, such securities may only be sold pursuant to an effective and current registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act and any other applicable restrictions, in which event a legend or legends will be placed upon the certificate(s) representing the Shares issuable upon conversion of the Convertible Amount denoting such restrictions.  The undersigned understands and acknowledges that the Company will rely on the accuracy of these representations and warranties in issuing the Shares.  The undersigned understands that the Company is under no obligation to register the Shares under the Securities Act for resale.

[Notice of Election to Convert Signature Page to Follow]

Exhibit 4.2

[Notice of Election to Convert Signature Page]

Date:

Investor Name:

Taxpayer Identification Number:

By:

Printed Name:

Title:

Address:

Note: The above signature should correspond exactly with the name on the face of the Note or with the name of assignee appearing in an assignment form attached hereto.

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